Internet Security Systems, Inc.                                     EXHIBIT 99.2
Supplemental Financial Data


                                                               Q1 2006
                                                           --------------

Revenue by theater
       America                                                       63%
       EMEA                                                          21%
       Asia Pacific                                                  16%

Proventia Appliance Revenue                                  $23 million

Approximate average size of top 25 deals based on total
 contract value (2 deals over $1 million)                    $ 609,000


Channel mix for license and product revenues                         82%

Managed Security Services                                  $11.8 million
       % of total revenues                                           15%

DSO (f)                                                               90
----------------------------------------------------------------------------


(a) Stand alone software license declined 18% compared to a year ago; Proventia business grew approximately 10%; the intrusion detection software, network sensors, declined 73%.

(b) The 12% appliances license growth is a combination of intrusion detection, "A" declining -54%, and intrusion prevention growing 26%.

(c) Both MSS and support, maintenance and term licenses grew 10% in the subscription category.

(d) Estimate platform and inventory disruption may have reduced revenue by slightly more than 2%. In addition the Foreign Exchange headwinds reduced revenue by 3%.

(e) The foreign exchange rates reduced revenue for the first quarter by approximately $2.7 million compared to the 1st quarter of 2005, approximately 3.4 percentage points of growth.

(f) Days sales outstanding (DSO) equals accounts receivable divided by the sum of total revenues plus the change in deferred revenues in the quarter.